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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of Navellier Performance Funds and to the use of our report dated February 10, 2006 on the financial statements and financial highlights of Navellier Mid Cap Growth Portfolio and Navellier Aggressive Micro Cap Portfolio, each a series of shares of Navellier Performance Funds. Such financial statements and financial highlights appear in the December 31, 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.




                                                        TAIT, WELLER & BAKER LLP
PHILADELPHIA, PENNSYLVANIA
May 1, 2006